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                                      EXHIBIT 11

                        CAPITAL BANCORP AND SUBSIDIARIES
                        CALCULATION OF EARNINGS PER SHARE

                                                 Nine Months Ended
                                                  September 30,
                                          ------------------------------
                                              1997               1996
                                          -----------        -----------
PRIMARY

Weighted average number of
     common shares outstanding              7,577,510          7,467,107
Common equivalent shares
     outstanding - options                    662,036            633,795
                                          -----------        -----------
Total common and common
     equivalent shares outstanding          8,239,546          8,100,902
                                          ===========        ===========
Net income                                $17,301,000        $14,686,000
                                          ===========        ===========
Primary earnings per share                $      2.10        $      1.81
                                          ===========        ===========

FULLY DILUTED

Weighted average number of
     common shares outstanding              7,577,510          7,467,107
Common equivalent shares
     outstanding - options                    784,583            633,795
                                          -----------        -----------
Total common and common
     equivalent shares outstanding          8,362,093          8,100,902
                                          ===========        ===========
Net income                                $17,301,000        $14,686,000
                                          ===========        ===========
Fully diluted earnings per share          $      2.07        $      1.81
                                          ===========        ===========


                                              Three Months Ended
                                                  September 30,
                                          ------------------------------
                                              1997              1996
                                          -----------        -----------
PRIMARY

Weighted average number of
     common shares outstanding              7,599,733          7,477,754
Common equivalent shares
     outstanding - options                    728,952            577,828
                                          -----------        -----------
Total common and common
     equivalent shares outstanding          8,328,685          8,055,582
                                          ===========        ===========
Net income                                $ 5,873,000        $ 5,119,000
                                          ===========        ===========
Primary earnings per share                $       .71        $       .64
                                          ===========        ===========

FULLY DILUTED

Weighted average number of
     common shares outstanding              7,599,733          7,477,754
Common equivalent shares
     outstanding - options                    771,545            597,436
                                          -----------        -----------
Total common and common
     equivalent shares outstanding          8,371,278          8,075,190
                                          ===========        ===========
Net income                                $ 5,873,000        $ 5,119,000
                                          ===========        ===========
Fully diluted earnings per share          $       .70        $       .63
                                          ===========        ===========